EXHIBIT 16.1

Messineo & Co., CPAs LLC 2471 N McMullen Booth Rd, Ste. 302 Clearwater, FL 33759-1362 T: (727) 421-6268 F: (727) 674-0511

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

November 1, 2013

Dear Sir/Madam:

We have read the statements included in the Form 8-K dated November 1, 2013, of International Metals Streaming Corp. (formerly known as GS Valet, Inc.) to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 insofar as they relate to our firm.

Very truly yours,
Messineo & Co., CPAs, LLC
Clearwater, FL